UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009 (December 15, 2009)

FIRST FARMERS AND MERCHANTS CORPORATION

(Exact name of registrant as specified in its charter)

Tennessee	000-10972	62-1148660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

816 South Garden Street Columbia, Tennessee	38402-1148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (931) 388-3145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2009, the Board of Directors of First Farmers and Merchants Corporation (the “Company”) adopted and approved the Second Amended and Restated Bylaws of the Company (the “Bylaws”) to be effective immediately, a copy of which is attached hereto as Exhibit 3.1.

The following is a summary of the material substantive changes to the existing bylaws effected by adoption of the Bylaws:

•                  Article III, Section 2:  Deletes the provision that limited the maximum number of directors to no more than 20.

•                  Article XIV: Adds a provision making the Company subject to the Tennessee Control Share Acquisition Act, § 48-103-301, et seq., of the Tennessee Code Annotated, as amended (the “T.C.A.”), which provides that a corporation organized under Tennessee law with its principal place of business in Tennessee and more than 10% of its shares held by shareholders who reside in Tennessee may provide in its bylaws that “control shares” acquired in a “control share acquisition” (as each term is defined under T.C.A. §48-103-302) will have voting rights only if the holders of a majority of all shares entitled to vote generally with respect to the election of directors (excluding shares owned by the acquirer and officers and directors who are employees) approve such voting rights at a special or annual meeting of shareholders.

Additionally, the Bylaws reflect changes for consistency with applicable law, clarification of requirements for shareholder proposals, clarification of which officers are to preside at meetings of the shareholders, and internal consistency.

The foregoing summary of the amendments effected by the Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the Bylaws attached hereto as Exhibit 3.1.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)          Not applicable.

(b)         Not applicable.

(c)          Not applicable.

(d)         Exhibits.

Exhibit 3.1         Second Amended and Restated Bylaws of First Farmers and Merchants Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FARMERS AND MERCHANTS CORPORATION

	By:	/s/ T. Randy Stevens
T. Randy Stevens
Chief Executive Officer

Date: December 21, 2009

EXHIBIT INDEX

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of First Farmers and Merchants Corporation